Monaker Group, Inc. 8-K

Exhibit 10.1

FIRST AMENDMENT TO WARRANT

This First Amendment to Warrant (this “Agreement”) dated March 5, 2019 (the “Effective Date”), is by and among Monaker Group, Inc., a Nevada corporation (the “Company”) and the Donald P. Monaco Insurance Trust (the “Warrant Holder”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on August 11, 2017, the Company closed the transactions contemplated by the Common Stock and Warrant Purchase Agreement, entered into by the Company on July 31, 2017 (the “Purchase Agreement”), with certain accredited investors named therein, including the Warrant Holder (collectively, the “Purchasers”);

WHEREAS, under the terms of the Purchase Agreement, the Company sold the Purchasers an aggregate of 613,0001 shares of common stock (the “Shares”) and 613,000 warrants to purchase one share of common stock (the “Offering Warrants”);

WHEREAS, pursuant to the Purchase Agreement, the Warrant Holder subscribed for 35,000 Shares and 35,000 Offering Warrants;

WHEREAS, the Warrant Holder has previously exercised 24,800 of the Offering Warrants for cash;

WHEREAS, the Purchase Agreement included certain liquidated damage provisions which required the Company to grant to the Purchasers, as partial liquidated damages for the failure to timely comply with certain milestones set forth in the Purchase Agreement, additional warrants (on substantially similar terms as the Offering Warrants) (the “Liquidated Damages”);

WHEREAS, the Warrant Holder was previously granted additional warrants to purchase 25,550 shares of the Company’s common stock in connection with the Liquidated Damages (the “Liquidated Damage Warrants”);

WHEREAS, the Warrant Holder holds warrants to purchase 35,750 shares of the Company’s common stock as of the date this Agreement, which represents 10,200 Offering Warrants and 25,500 Liquidated Damage Warrants (collectively, the “Warrants”);

WHEREAS, the Company desires to incentivize the Warrant Holder to exercise the Warrants by reducing the exercise price of the Warrants from $5.13 per share to $2.85 per share, provided that the Warrant Holder agrees to immediately exercise such Warrants for cash;

1 All share and warrant amounts and exercise prices set forth herein have been retroactively adjusted by the Company’s 1-for-2.5 reverse stock split effective March 12, 2018.

First Amendment To Warrant

March 2019

WHEREAS, the Warrant Holder desires to immediately exercise the Warrants for cash subject to the reduction in exercise price described above; and

WHEREAS, the Parties now desire to amend the Warrant Agreements evidencing the Warrants (the “Warrant Agreements”) to reduce the exercise price of such Warrants in consideration for the immediate cash exercise of such Warrants by the Warrant Holder, pursuant to the terms and conditions of this Agreement and the Warrant Agreements as amended hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency of, the Parties hereto agree as follows:

1.             Amendment to Warrant Agreements and Warrant Holder Exercise.

(a)       Effective as of the Effective Date, the definition of “Exercise Price” set forth in Section 1 of the Warrant Agreements are hereby amended and replaced by the following definition:

““Exercise Price” means $2.85, subject to adjustment in accordance with Section 9.”

(b)       Effective as of the Effective Date, the Warrant Holder shall be deemed to have affected a cash exercise of the full amount of the Warrants, i.e., the Warrant Holder shall be deemed to have exercised the Warrant Agreements in full in cash at the Exercise Price as amended hereby;

(c)       Concurrently with the Warrant Holder’s entry into this Agreement and effective as of the Effective Date, but no later than two (2) Business Days after the Effective Date (the “Deadline”), the Warrant Holder shall provide the Company (a) a Notice of Exercise in the form of Exhibit A attached hereto (which shall be deemed, as applicable, in aggregate, to form a Notice of Exercise of each of the Warrant Agreements)(the “Notice of Exercise”), confirming and documenting the exercise of such Warrants for cash pursuant to the terms and conditions thereof (the “Exercise”); and (b) the aggregate Exercise Price of the Warrants ($101,887.50)(the “Aggregate Exercise Price”).

(d)       Unless extended by the Company in its sole discretion, in the event the Notice of Exercises and the Aggregate Exercise Price are not received by the Company by the Deadline, this Agreement shall be rescinded and shall be void ab initio, the Exercise shall be voided, the Exercise Price of the Warrants shall revert to $5.13 per share, and this Agreement shall have no force or effect on the date immediately following the Deadline.

First Amendment To Warrant

March 2019

2.            Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3.            Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warrants that:

(a)       Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)       The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or
(ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c)        Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4.            Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5.            Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Warrant Agreements to “Warrant”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Warrant Agreements as modified or amended hereby.

First Amendment To Warrant

March 2019

6.            Exercise of Warrants In Full; Termination of Warrant Agreements. Effective upon the Effective Date and in connection with the Exercise, except for the right to receive Warrant Shares in connection with the Exercise of the Warrants pursuant to the terms of this Agreement above and the terms of the Warrant Agreements (to the extent not modified hereby), the Warrant Agreements and the Warrants shall be deemed to have been exercised in full, shall have no further force or effect, shall be deemed terminated, and the Warrant Holder shall have no further rights, and the Company shall have no further obligation under, such Warrant Agreements, effective on the Effective Date.

7.            Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

8.            Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

9.            Fully Informed; Arm’s Length Transaction. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

10.            No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties.

First Amendment To Warrant

March 2019

11.            Effect of Facsimile and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective as of the Effective Date.

(“Company”)

Monaker Group, Inc.

By: /s/ Bill Kerby

Its: CEO

Printed Name: Bill Kerby

(“Warrant Holder”)

Donald P. Monaco Insurance Trust

By: /s/ Donald P. Monaco

Its: Trustee

Printed Name: Donald P. Monaco

First Amendment To Warrant

March 2019

EXHIBIT A

EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase 35,7501 shares of Common Stock pursuant to the attached Warrants. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrants.

(1)          The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrants.

(2)          The Holder intends that payment of the Exercise Price shall be made as (check one):

[X] “Cash Exercise” under Section 10

[ ] “Cashless Exercise” under Section 10

(3)          If the holder has elected a Cash Exercise, the holder shall pay the sum of $101,887.502 to the Company in accordance with the terms of the Warrants.

(4)          Pursuant to this Exercise Notice, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrants.

Dated March 5, 2019	Name of Holder:

(Print)

Donald P. Monaco Insurance Trust

By: /s/ Donald P. Monaco

Its: Trustee

Printed Name: Donald P. Monaco

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

1 Representing all of the warrants being exercised by the Holder on the date hereof pursuant to that certain First Amendment to Warrant dated on or around the date hereof.

2 Representing the aggregate exercise price of all of the warrants being exercised by the Holder on the date hereof pursuant to that certain First Amendment to Warrant dated on or around the date hereof.